U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 1 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             Realistic Video, Inc.,
                             ----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                7812                           45-0462304
------                                ----                           ----------
(State or other            (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of             Classification Code Number)      Identification No.)
incorporation or
organization)

805 3rd Street, SW, Mandan, North Dakota                                   58554
----------------------------------------                                   -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (701) 663-8101
              (Registrant's Telephone Number, Including Area Code)

                                 Deron M. Colby
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                10,000,000                $0.05                $500,000            $119.50
====================================== ======================== ==================== ======================= ===============

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             Realistic Video, Inc.,
                              a Nevada corporation

                        10,000,000 Shares of Common Stock


         We are a development stage company with a business plan but we do not yet have operations which are generating revenue. We intend to specialize in providing streaming media services to our clients. Streaming media is a process by which audio, video or other multimedia can be delivered live over the Internet or over a company's intranet system. We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. The purchase price was determined primarily with reference to our capital requirements and such price has no relationship with any established criteria of value, such as book value or earnings per share. If all of the shares offered by us are purchased, the proceeds to us will be $500,000. We may receive less than $500,000 if all of the offered shares are not purchased. In fact, there is no minimum amount that we must sell in order to utilize the proceeds from this offering. However, each purchaser is required to purchase at least 10,000 shares ($500). We may only receive an insignificant amount of proceeds. See the "Risk Factor" section for a more detailed discussion on the risks associated with lack of funding.

         We will escrow funds with an impoundment agent in North Dakota prior to utilizing such funds. The terms and conditions of the impoundment agreement are more specifically set out in the "Plan of Distribution" Section of this prospectus. The anticipate that the offering will end nine months after our registration statement on Form SB-2, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission. However, we reserve the right to extend the offering in our sole and absolute discretion.


         This is our initial public offering and no public market currently exists for shares of our common stock. We have not applied for listing or quotation on any public market. We do not expect a liquid market to develop for several years, if at all.

         SEE "RISK FACTORS" ON PAGES 4 TO 11 FOR FACTORS TO BE CONSIDERED BEFORE INVESTING IN THE SHARES OF OUR COMMON STOCK.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is April 26, 2002.
                             Subject to completion.

                       TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................4
Forward Looking Statements....................................................9
Use of Proceeds...............................................................9
Determination of Offering Price...............................................9
Dilution.....................................................................10
Selling Security Holders.....................................................10
Plan of Distribution.........................................................10
Legal Proceedings............................................................11
Directors, Executive Officers, Promoters and Control Persons.................11
Security Ownership of Certain Beneficial Owners and Management...............12
Description of Securities....................................................13
Interest of Named Experts and Counsel........................................13
Disclosure of Commission Position on Indemnification for
Securities Act Liabilities...................................................13
Organization Within Last Five Years..........................................13
Description of Business......................................................14
Management's Discussion and Analysis of Financial Condition
and Results of Operations....................................................16
Description of Property......................................................17
Certain Relationships and Related Transactions....................        ...17
Market for Common Equity and Related Stockholder Matters.....................18
Executive Compensation ......................................................19
Financial Statements.........................................................27
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure.....................................................38
Legal Matters................................................................38
Experts......................................................................38
Additional Information.......................................................38
Indemnification of Directors and Officers....................................39
Other Expenses of Issuance and Distribution..................................39
Recent Sales of Unregistered Securities......................................39
Exhibits.....................................................................40
Undertakings.................................................................40
Signatures...................................................................41
Power of Attorney............................................................42

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

 Our Business:                      Our principal business address is 805 3rd
                                    Street SW, Mandan, North Dakota, 58554; our telephone number is (701) 663-8101.


                                    We intend to provide our clients with
                                    streaming media services. Streaming media is the process by which audio, video or other multimedia can be delivered either live or at anytime over the internet, or over a company's intranet system. We can design and implement either multicast or unicast productions, including webcasting. We anticipate providing our clients with customized services, such as creating and producing tailored media productions to suit each client's needs. We plan to design and develop a website to showcase our capabilities to attract new clients. Proceeds from this offering will be used to purchase computer equipment in order to perform our services, further our website development, market our products and services and any remaining funds will be used for working capital. We have not generated any revenues to date.


Our state of organization:          We were incorporated in Nevada on October
                                    31, 2001.

Number of shares being offered:     We are offering for sale 10,000,000 shares
                                    of our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding        850,000 shares of our common stock are
after the offering:                 currently issued and outstanding. If all the
                                    offered shares are sold, a total of
                                    10,850,000 shares of our common stock will be issued and outstanding after the offering.

 Estimated use of                   We will receive $500,000 if all of the
 proceeds:                          offered shares are sold. We intend to use
                                    the proceeds from any sales to purchase
                                    computer equipment, fund website development and marketing expenses and for working capital.

Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.

 Income Statement                           For the period from inception
                                        (October 31, 2001) to November 30, 2001
                                                           $
 Revenues                                                  0
 Net Income (Loss)                                       (858)
 Net Income (Loss) Per Share                             (0.00)


Balance Sheet                                      November 30, 2001
                                                           $
Total Assets                                             4,992
Total Liabilities                                        5,000
Shareholders' Equity (Deficit)                            (8)

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:


WE HAVE A LIMITED OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE AND THEREFORE OUR PROSPECTS SHOULD BE CONSIDERED SPECULATIVE WHICH COULD CAUSE OUR INVESTORS TO LOSE THEIR ENTIRE INVESTMENT.

We were incorporated in October 2001. We have incurred losses since our inception. Specifically, from our inception on October 31, 2001 to December 31, 2001, we suffered a net loss of $2,307. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues. If we are not able to generate sufficient revenues to finance our business activities and pay our operating expenses, our ability to continue as a going concern could be harmed. If we are forced to liquidate our assets due to our inability to pay our expenses and earn a profit, our investors may lose their entire investment as there will likely not be sufficient assets to return each investor's investment funds.

WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN IF WE SELL AN INSIGNIFICANT NUMBER OF SHARES IN THIS OFFERING, WHICH COULD HINDER OUR ABILITY TO GENERATE REVENUES AND INVESTORS IN THIS OFFERING COULD LOSE ALL THEIR INVESTMENT FUNDS.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. Specifically, we will need, at a minimum, $25,000 in offering proceeds to continue moving forward with our business plan and pay our anticipated operating expenses for the next 12 months. As discussed in the section entitled "Use of Proceeds", we will need significantly more funds in order to fully implement our business expansion plans. However, if we do not raise sufficient funds in this offering to fully implement our business expansion plans, we plan on conducting additional public or private offerings of our stock or making other funding arrangements such as loans or entering into strategic partnerships. There is no guarantee that we will be able to sell all, or any, of the offered shares. If we sell only an insignificant number of the offered shares, we may not be able to fully implement our business plan which will harm our ability to earn revenues. Specifically, we may not realize sufficient proceeds from this offering to complete organizational and development costs, or to provide adequate cash flow for purchase of computer equipment, proposed website development and planned marketing expenses. Our inability to raise sufficient funds in this offering may significantly hinder our ability to conduct operations and generate revenues. If we are able to sell only an insignificant number of shares in this offering, investors may lose their entire cash investment as we will not return investors funds even if we do not raise enough to fully implement our business plan. Therefore, an investor should not invest in our business unless they are in a position to lose their entire investment.

[Material Omitted]

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO MARKET OUR SERVICES; HOWEVER, WE ARE NOT CURRENTLY NEGOTIATING ANY PRIVATE SALES OF OUR SECURITIES. OUR FAILURE TO RAISE ADDITIONAL CAPITAL WILL LIMIT ANY PROPOSED MARKETING ACTIVITIES AND MAY REDUCE OUR ABILITY TO EARN REVENUES WHICH COULD FORCE US TO LIQUIDATE OUR ASSETS.

To market our services, we may be required to raise funds in addition to the funds we hope to raise in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of our services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. In addition to this offering, we anticipate that we may seek additional funding through public or private sales of our securities; however, we are not currently negotiating for the private sale of our stock. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs, either of which could harm our ability to become profitable. If we are unable to become profitable, we may not have sufficient funds to pay our day-to-day expenses. As a result, we could be forced to liquidate our assets which could cause our investors to lose their entire investment.

BECAUSE THE STREAMING MEDIA SERVICES MARKET IS RELATIVELY NEW, WE DO NOT KNOW IF OUR SERVICES WILL GAIN MARKET ACCEPTANCE. FAILURE TO GAIN MARKET ACCEPTANCE WILL SIGNIFICANTLY HINDER OUR ABILITY TO GENERATE REVENUES WHICH WILL HARM OUR ABILITY TO EXPAND OUR ACITIVITIES.


The demand for streaming media services in the area of website design and development is relatively new and extremely dependent on the success and growth of the e-commerce industry, as well as the overall use of the Internet and intranets as an alternate form of information dissemination. The commercial market for traditional media services and products is extremely subjective and subject to sudden changes in consumer preferences. Therefore, we do not know if our products and services will generate widespread market acceptance. Several factors may contribute to our products and services not achieving broad market acceptance, which include:

    o    failure to build brand recognition of Realistic Video;
    o    increased competition among other streaming media services;
    o    decreased demand for web page development and publishing;
    o    failure to generate innovative and distinctive scripts and designs;
    o failure to acquire, maintain and use state-of-the-art equipment and software;
    o    failure or stagnation of the e-commerce industry; and
    o    failure of clientele to use our streaming media design services.


If our products and services fail to achieve broad market acceptance, our ability to expand our business activities and increase profits will be hindered.

THE VALUE OF OUR COMMON STOCK WILL FLUCTUATE BECAUSE THE NATURE OF OUR STREAMING MEDIA BUSINESS IS SUCH THAT OUR OPERATING RESULTS WILL FLUCTUATE DUE TO TRENDS IN THE ECONOMY AND CUSTOMER BUYING PATTERNS; AS A RESULT, IT WILL BE DIFFICULT FOR INVESTORS TO PREDICT OUR STOCK PRICE RESULTING IN UNCERTAINTY IN EACH INVESTOR'S INVESTMENT.


The streaming media design industry is highly subjective and our success depends on our ability to produce innovative, cutting-edge and dynamic designs and products that suit each client's individual needs and preferences. Additionally, we anticipate that our operating results will fluctuate as a result of a number of factors, including overall trends in the economy and client buying patterns, which are characterized by individual orders from customers rather than long-term contracts. Furthermore, streaming media design is a creative effort which is time intensive and requires both conceptualization of the design and the translation of that concept into a visual product through the use of computer and digital imaging software. As such, we do not believe that we will be able to forecast for more than a few months in advance, the number, size and profitability of jobs in a given period. Consequently, the timing of projects in any quarter could have a significant impact on financial results in that quarter, which may cause the value of our common stock to fluctuate.

WE BELIEVE THAT MUCH OF OUR REVENUE WILL BE FROM SALES GENERATED FROM OUR WEBSITE; AS A RESULT, IF WE ARE NOT ABLE TO CONSTANTLY UPDATE OUR WEBSITE AND ITS FEATURES AND IF WE DO NOT SUCCESSFULLY GENERATE SALES BY MEANS OF OUR PROPOSED WEBSITE, OUR BUSINESS MAY FAIL.

We anticipate that our initial business activity will be sales of streaming media products by means of our proposed website. At least initially, we will rely heavily on our proposed website to generate revenues. We must generate sales in order to generate revenues, and hope that we will attract customers to our website because of the streaming media design features we offer on our website. The Internet is constantly evolving. Website development companies are constantly creating new and more efficient methods of doing business. We must enter into relationships which allow us to update and expand our website such as relationships with cutting edge website development firms and reliable Internet Service Providers. We have not yet identified the specific companies with which we will form such a relationship. Demand and market acceptance for the products we promote and the services we sell is uncertain and may not increase as necessary for our business to increase or succeed. The use of the Internet to access information, particularly by individuals that have historically relied on traditional methods of accessing information, requires the acceptance of a new method of accessing information and exchanging information. If users do not accept our proposed website or believe that we do not have access to state-of-the-art technology, potential and current clients could lose faith in us. If we are unable to attract new customers or retain existing customers, our ability to earn revenue will suffer. If either the Internet generally and, in particular, our website, fails to develop or develops more slowly than we expect, we may not generate revenues and our business may fail.


THE TECHNOLOGIES WE USE IN OUR STREAMING MEDIA DESIGN BUSINESS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND COULD CAUSE US TO MAKE SIGNIFICANT CAPITAL INVESTMENT IN NEW EQUIPMENT. OUR INABILITY TO MAKE SIGNIFICANT CAPITAL INVESTMENT IN NEW EQUIPMENT WILL HINDER OUR ABILITY TO COMPETE AND GENERATE REVENUES.

Newer technologies, techniques or products for streaming media design, and the other ancillary services we offer, could be developed with better performance than the technologies that we use. The availability of new and better technologies could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our ability to generate revenues. Furthermore, technological changes, such as improvements or advancements in computer aided or digital design software will require a significant investment on our part. We may not be able to make significant capital investment in new equipment, which will hinder our ability to compete and generate revenues.

SIGNIFICANT DECREASES IN PRICES OF STREAMING MEDIA PRODUCTION EQUIPMENT COULD HARM OUR BUSINESS BY LOWERING THE BARRIERS TO MARKET ENTRY, INCREASING MARKET COMPETITIVENESS AND DECREASING THE DEMAND FOR OUR SERVICES.


A significant reduction in the price of streaming media production equipment could reduce the demand for our products and services by making it economically more attractive for other businesses to buy their own streaming media production equipment and begin to compete with us. Furthermore, decreases in streaming media production equipment and software prices could result in smaller business ceasing to use our services to create basic and simplistic media projects. In addition, streaming media production equipment price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with similar service providers. Any of these factors alone or in conjunction with others, could harm our ability to earn revenues.

WE MAY NOT BE ABLE COMPETE EFFECTIVELY WITH OTHER STREAMING MEDIA PRODUCTION COMPANIES THAT HAVE MORE RESOURCES AND EXPERIENCE THAN WE HAVE; AS A RESULT, OUR ABILITY TO ATTRACT AND RETAIN CLIENTS COULD BE HINDERED.

We compete with a substantial number of other streaming media production companies, advertising agencies and website development firms. Specifically, many advertising agencies and website development firms are adding streaming video services to their product and service offerings as streaming video is an advertising method which occurs primarily over the Internet or a company's intranet. We believe that as the streaming video technology develops further, other advertising agencies and website development firms will provide such services as a part of their business. [material omitted] We proposed to initially operate in the Midwestern states, such as, North Dakota, Minnesota and surrounding states. The areas within which we initially propose to operate will not significantly affect our operating results as we do not believe that there is significant competition in those areas. However, our operating results will be affected if we offer our proposed products and services in areas where there is significant competition. The major competitive factors in our business are the quality of customer service, the quality of finished products and price. Our ability to compete effectively in providing customer service and quality finished products is primarily dependent on the level of sophistication and creativity of our products, the availability of equipment and the ability to perform the services with speed and accuracy.


Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we have and they may compete more effectively than we can. If our competitors offer streaming media production services at lower prices than we do, we may have to lower the prices we charge, which will reduce our revenues. Furthermore, many of our competitors are able to obtain more experienced and talented streaming media production artists who create more compelling and engaging web media designs.


OUR ARTICLES OF INCORPORATION AND OUR BYLAWS LIMIT THE LIABILITY OF OUR OFFICERS AND DIRECTORS, REDUCING THE REMEDIES OUR SHAREHOLDERS WOULD HAVE IF OUR SHAREHOLDERS' INVESTMENT IN US LOSES VALUE AS A RESULT OF A BREACH OF FIDUCIARY DUTIES BY OUR OFFICERS OR DIRECTORS.

Article Twelfth of our Articles of Incorporation and Article V of our Bylaws include provisions eliminating or limiting the personal liability of our officers and directors to us or our shareholders for damages for breach of fiduciary duty as a director or officer. Moreover, the Nevada Revised Statutes provide for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

[material omitted]

WE DEPEND ON THE EFFORTS AND ABILITIES OF CERTAIN OF OUR SENIOR MANAGEMENT AND A LOSS OF SUCH MANAGEMENT COULD HINDER OUR ABILITY TO CONDUCT OPERATIONS AND GENERATE REVENUES AS WE WILL BE FORCED TO EXPEND SIGNIFICANT TIME AND FUNDS ARRANGING FOR REPLACEMENT PERSONNEL.

The interruption of the services of key management could harm our operations, profits and future development, if suitable replacements are not promptly obtained. Specifically, Michael Martin, our president, treasurer and a director provides valuable experience in management and supervision, and possesses many hours of experience working with a variety of software and equipment related to streaming video. We cannot guaranty that each executive will remain with us during or after the term of any proposed employment agreement, if we enter into such agreements. If any of our key personnel decides to leave the company, we will be forced to expend time and money searching for suitable replacements. There is no guaranty that we will be able to find suitable replacements. Our ability to market our products and expand our business activities will suffer if we are forced to spend funds otherwise earmarked for such activities on securing replacement personnel. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

AS OUR OFFICERS AND DIRECTORS DO NOT DEVOTE THEIR FULL BUSINESS TIME TO OUR BUSINESS, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN AND OUR BUSINESS MAY FAIL.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Specifically, Michael Martin, our president, treasurer and one of our directors is an employee of Tesoro Petroleum Refinery, as is Keith Miller, our vice president, secretary and one of our directors. Each anticipates that he will devote significantly more hours if we begin generating significant revenues. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail.


OUR OFFICERS AND DIRECTORS HAVE LIMITED EXPERIENCE WITH STREAMING VIDEO WHICH COULD HINDER OUR ABILITY TO FULLY IMPLEMENT OUR BUSINESS PLAN RESULTING IN A DECREASED ABILITY TO EARN REVENUES.

Our officers and directors have limited experience in the streaming video industry. Michael Martin, our president, treasurer and a director, has some experience in streaming video and the software associated with streaming video. However, prior to becoming involved with us, he had not been a principal or an owner of a company in the streaming video industry. He has little to no experience in running the day-to-day management of a business. Keith Miller, our vice president, secretary and a director has experience with home computers and related software. However, prior to becoming involved with the company, he had not been involved with the day-to-day management of a development stage enterprise. Deborah Hermanson, a member of our Board of Directors, has experience in overseeing the bookkeeping of a development stage enterprise as she is a founder and involved in the day-to-day operations of Pro Pointer, Inc. She does not have any experience in streaming video. Each potential investor must carefully consider the lack of experience of our current officers and directors before purchasing our common stock. Our management's lack of experience could hinder their ability to anticipate potential problems associated with running a development stage enterprise and, specifically, a company whose focus is providing streaming video. Our management's inability to anticipate and manage our business activities will likely hinder our ability to earn revenues.



OUR AUDITORS HAVE DESCRIBED OUR ABILITY TO CONTINUE OPERATIONS AS A "GOING CONCERN." INVESTORS MAY LOSE ALL OF THEIR INVESTMENT IF WE ARE UNABLE TO CONTINUE OPERATIONS.

We hope to obtain revenues from future services that we provide, but there is no commitment by any person to use our services. In the absence of significant sales and profits, we may seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities. However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

Risks related to this offering:

WE ARBITRARILY DETERMINED THE OFFERING PRICE OF THE SHARES OF COMMON STOCK. THEREFORE, INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IF THE OFFERING PRICE IS HIGHER THAN THE CURRENT MARKET VALUE OF THE OFFERED SHARES.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any significant revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.


OUR OFFICERS, DIRECTORS AND PRINCIPAL SECURITY HOLDERS OWN APPROXIMATELY 90.59% OF OUR OUTSTANDING SHARES OF COMMON STOCK, ALLOWING THESE SHAREHOLDERS CONTROL MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS.

Our directors and officers, taken as a group, beneficially own, in the aggregate, approximately 90.59% of our outstanding shares of common stock. Such concentrated control of the company may lower the price of our common stock. Specifically, investors may be hesitant to invest in a company with such concentrated control as our directors and officers may control matters requiring approval by our security holders, including the election of directors. Moreover, our officers and directors may, in the future, be entitled to sell all or a portion of the shares they currently hold. If one of our officers or directors decides to sell a substantial portion of his or her shares, investors could see this as a sign that our business is failing resulting in "panic" selling of our stock. Should a significant portion of our issued and outstanding stock be offered for sale at or near the same time, then the price of our stock will likely decline significantly. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

WE LACK A PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES RESULTING IN INVESTORS' INABILITY TO LIQUIDATE THEIR INVESTMENT DURING PERIODS WITHIN WHICH AN INVESTOR WOULD NORMALLY LIQUIDATE STOCK.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies. Our operating results will likely fluctuate depending on several factors. There are certain factors which influence an investors decision to sell his or her stock, including, but not limited to, the fiscal health of a company, the general health of the stock market, an investors personal financial condition and industry news. Since there is no public market for our stock, investors will likely be forced to hold onto their stock during times when an investor would normally sell his or her stock. Therefore, investors in us must be prepared to hold onto their stock for a significant period of time.

[material omitted]


BECAUSE WE MAY BE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and provide monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may reduce the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $500,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. We cannot guaranty that we will sell any or all of the shares we are offering for sale.


================================= ======================== ================== ================== ==================================
Offered Shares Sold                  Offering Proceeds        Approximate         Total Net        Principal Uses of Net Proceeds
                                                           Offering Expenses  Offering Proceeds
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
                                                                                                     Computer Equipment--$38,000
                                                                                                    Website Development--$20,000
     2,500,000 shares (25%)             $125,000               $11,770            $113,230              Working Capital--$55,230
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
                                                                                                     Computer Equipment--$45,000
                                                                                                    Website Development--$30,000
                                                                                                     Marketing Expenses--$53,000
     5,000,000 shares (50%)              $250,000               $11,770           $238,230             Working Capital--$110,230
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
                                                                                                     Computer Equipment--$63,000
                                                                                                    Website Development--$40,000
                                                                                                     Marketing Expenses--$75,000
     7,500,000 shares (75%)              $375,000               $11,770           $363,230             Working Capital--$185,230
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------
                                                                                                     Computer Equipment--$80,000
                                                                                                    Website Development--$50,000
                                                                                                    Marketing Expenses--$100,000
    10,000,000 shares (100%)             $500,000               $11,770           $488,230             Working Capital--$258,230
--------------------------------- ------------------------ ------------------ ------------------ ----------------------------------

================================= ======================== ================== ================== ==================================

The order of priority for the uses of proceeds is computer equipment, website development, working capital and marketing expenses. We do not have any firm commitments for alternative sources of financing. If we are not able to raise sufficient funds through this offering, we plan to seek funding from other sources, such as, loans from our officers and directors; bank financings; and/or entering into strategic relationships which may provide funding. However, we do not yet have any firm commitments for such funding nor have we begun negotiations with any third parties for such funding. We do not have a bank line of credit. We believe that, depending on the amount raised in this offering, that we will have sufficient funds to sustain our activities for a period of 12 months following the offering. The speed at which we move forward with our business plans will depend heavily on the amount of funds we raise. The more we raise, the quicker we will be able to advance our expansion plans.


Determination of Offering Price
-------------------------------


Factors Used to Determine Share Price. The offering price of the 10,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Specifically, we have estimated the amount of proceeds we will need to fully expand our operations. We do not intend to fully expand our operations within the next 12 months unless the necessary funds are available. We do believe that we will be able to continue our operations and move forward with our business plan even if we do not sell the entire amount of the offering. We determined the offering price by examining our anticipated working capital requirements and after considering what investors would pay for shares in a small, development stage enterprise, such as ours. We believe that $0.05 per share is a fair and reasonable price for shares of a small, development stage company which proposes to engage in the business we intend to pursue. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets we own. No valuation or appraisal has been prepared for our business and potential business expansion.


Dilution
--------

We intend to sell 10,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of common stock will be sold.

=============================== ========================================= ====================================== ==================
                                             Shares Issued                         Total Consideration                 Price
                                             -------------                         -------------------                Per Share
                                                                                                                      ---------
                                       Number               Percent             Amount             Percent
                                       ------               -------             ------             --------
------------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders              850,000 Shares           11.31%               $850              00.15%             $0.001
------------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares              10,000,000 Shares         88.69%             $500,000            99.85%              $0.05
=============================== ====================== ================== =================== ================== ==================
Total                             10,850,000 Shares          100%              $500,850             100%
=============================== ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of November 30, 2001.


------------------------------------------------------------- ----------------
Offering Price                                                $0.05 per share
------------------------------------------------------------- ----------------
Net tangible book value at November 30, 2001                  $0.000 per share
------------------------------------------------------------- ----------------
Net tangible book value after giving effect to the offering   $0.046 per share
------------------------------------------------------------- ----------------
Per Share Dilution to New Investors                           $0.004 per share
------------------------------------------------------------- ----------------
Percent Dilution to New Investors                                      8%
------------------------------------------------------------- ----------------

Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------


We are offering for sale 10,000,000 shares of our common stock in a self-underwritten offering directly to the public. We have not conducted any discussions or negotiations for the sale of all or any portion of those 10,000,000 shares of our common stock. Each purchaser is required to purchase at least 10,000 shares ($500). The maximum number of shares we will sell is 10,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering.


The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to qualify the offered shares in North Dakota.


To comply with the qualification provisions in North Dakota, the proceeds from the sale of those shares in North Dakota will be deposited in an interest bearing escrow account with an impoundment agent. The impoundment agent will be a financial institution located in the State of North Dakota. The North Dakota Securities Commission will execute the impoundment agreement if and when our offer of securities is registered within that state. As such, we will not have access to the use of funds so raised, if and until the requirements of the North Dakota Securities Commission are met. Pursuant to the requirements of North Dakota securities laws, the proceeds from the sale of the offered shares will be placed in an interest bearing escrow account with an impoundment agent located within the state of North Dakota. We will enter into an impoundment agreement with the impoundment agent wherein we will agree to deposit the proceeds from the sale of the offered shares into the escrow account. During the term of the impoundment agreement, we will cause all checks received by us, in payment for the offered shares, to be payable to the impoundment agent. We will also provide the impoundment agent with certain required information pertaining to the sale of the offered shares and the proceeds thereof. All proceeds deposited with the impoundment agent will remain the property of the purchasers of shares and shall not be subject to any liens or charges by the impoundment agent. The impoundment period shall terminate, and the funds shall be released to us, on a specified date. The funds will be placed in an interest bearing account.

With respect to sales of the securities offered to North Dakota residents, the securities may only be sold to investors with either (1) a net worth of $45,000 or more, exclusive of home, home furnishings and automobiles, and a gross annual income of $45,000 or more; or (2) a net worth of $100,000 or more, exclusive of home, home furnishings and automobiles.

Our officers, directors and promoters have the right to purchase shares in this offering. However, we have been informed that none of our officers, directors or promoters intend to purchase any of the offered shares.


We anticipate that Michael Martin, our president, treasurer and one of our directors, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Martin is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

    o Mr. Martin is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
    o Mr. Martin will not be compensated for his participation in the sale of company securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.
    o Mr. Martin is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Martin will restrict his participation to the following activities:

    o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;
    o Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document;
    o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Our directors and principal executive officers are as specified on the following table:


 ========================= ======== ==========================================
 Name                        Age    Position
 ------------------------- -------- ------------------------------------------
 Michael Martin               40    president, treasurer and a director
 ------------------------- -------- ------------------------------------------
 Keith Miller                 47    vice president, secretary and a director
 ------------------------- -------- ------------------------------------------
 Deborah A. Hermanson         38    director
 ========================= ======== ==========================================


Michael Martin. Mr. Martin has been our president, treasurer, and director since our inception. Mr. Martin coordinates and manages our day-to-day operations, and possesses experience with software applications and other equipment related to streaming video through his personal use of digital video cameras and related software. Mr. Martin dedicates approximately 15 to 20 hours of his business time to our activities per week. Mr. Martin has been employed as by Tesoro Petroleum Refinery, formerly B.P. Amoco Refinery, located in Mandan, North Dakota, since 1988. His duties there over the past thirteen years have included relief shift supervisor, in which he was responsible for sample collection, data collection, and tracking process chemical inventory. In addition, Mr. Martin has held the position of oil movements shift supervisor. In that position, Mr. Martin's duties included receiving product specification results and product quality. Since 1998, Mr. Martin has held the position of combination unit supervisor, in which his responsibilities include supervising the safe and efficient operation of four refinery process units. Mr. Martin is not an officer or director of any other company.

Keith Miller. Mr. Keith Miller has been our vice president, secretary and one of our directors since our inception. Mr. Miller has been employed by Tesoro Petroleum Refinery, formerly the B.P. Amoco Refinery, located in Mandan, North Dakota, since 1989. Mr. Miller is responsible for the optimization of the power station's control systems. Mr. Miller is an avid computer enthusiast, and knowledgeable in streaming video technology. He has gained an interest and experience in computers and streaming video through his use of his personal computer and software. Mr. Miller will be assisting Mr. Martin in our day-to-day operations. Mr. Miller dedicates approximately 15 to 20 hours of his business time to our activities per week. Mr. Miller is not an officer or director of any other company.


Deborah Hermanson. Ms. Hermanson has been one of our directors since our inception. In 1999, Ms. Hermanson co-founded with her husband Pro-Pointer, Inc., a North Dakota corporation that has operations in Bismarck-Mandan area. That company owns and contracts for the manufacture of a fishing lure device, which has a patent application pending. Ms. Hermanson is responsible for the day-to-day operations of Pro-Pointer, Inc., including accounts payable and receivable, and all accounting functions. Ms. Hermanson has extensive experience in manufacturing operations, distribution, and back office operations. Ms. Hermanson is the vice president, secretary, and a director of Pro-Pointer, Inc. Ms. Hermanson dedicates approximately 5 hours per week to our operations.

A Board of Directors, consisting of at least one person is to be chosen annually by the shareholders at the annual meeting. Each director's term of office is to be one (1) year, and directors may be re-elected for successive annual terms. Vacancies on the Board of Directors by reason of death, resignation or other causes are to be filled by the remaining director or directors choosing a director or directors to fill the unexpired term.

Any or all of the Directors may be removed for cause by vote of the shareholders or by action of the Board of Directors. Directors may be removed without cause only by vote of the shareholders. A director may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the corporation.


There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 26, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name and Address of        Amount and Nature of   Percent of Class   Percent of      Percent of        Percent of
                Beneficial Owner           Beneficial Owner       if no shares are   Class if        Class if          Class if
                                                                  sold               10,000,000      5,000,000         2,000,000
                                                                                     shares are      shares are sold   shares are
                                                                                     sold                              sold
--------------- -------------------------- ---------------------- ------------------ --------------- ----------------- ------------

Common Stock    Michael Martin             300,000 shares,
                910 2nd St. NE             president,                  35.29%            2.76%            5.13%             10.53%
                Mandan, ND 58554           treasurer, director

Common Stock    Keith Miller               300,000 shares, vice
                711 13th Ave. NW           president,                  35.29%            2.76%            5.13%             10.53%
                Mandan, ND 58554           secretary, director

Common Stock    Deborah A. Hermanson       170,000 shares,
                2300 9th Ave. SE           director                    20.00%            1.57%            2.91%             5.96%
                Mandan, ND 58554

Common Stock    All directors and named
                executive officers as a    770,000 shares              90.59%            7.10%            13.16%            27.02%
                group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

Common Stock. We are authorized to issue 65,000,000 shares of $.001 par value common stock. As of April 26, 2002, 850,000 shares of our common stock are issued and outstanding. Holders of shares of our common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available therefore. All the shares of our common stock have equal voting rights and are nonassessable. Each share of our common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.


Preferred Stock. We are also authorized to issue 10,000,000 shares of $.001 par value preferred stock. As of April 26, 2002, no shares of our preferred stock are issued and outstanding. It is possible that our Board of Directors could designate terms of the preferred stock which delay, defer or prevent a change in control of the company. As of the date of this prospectus, our board of directors has not set the designations and/or preferences of any class of preferred stock.

Our Articles of Incorporation allow us to issue our preferred stock without a vote of the holders of common stock. However, we will not offer preferred stock to promoters except on terms as such preferred stock is offered to existing shareholders or to new shareholders or the issuance of preferred stock is approved by a majority of the Company's independent directors.


Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

    o acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or
    o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may not be liable to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders. Article V of our Bylaws provides for, under certain circumstances, the indemnification of our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. In November 2001, we issued 300,000 shares of our common stock to Michael Martin, our president, treasurer and one of our directors, in consideration for overseeing our day-to-day activities and assisted us in formulating our business plan. In November 2001, we also issued 300,000 shares of our common stock to Keith Miller, our vice president, secretary and one of our directors, in consideration for assisting in the management of the company and bookkeeping services. He also assisted in the formulation of the business plan. In November 2001, we also issued 170,000 shares of our common stock to Deborah A. Hermanson, our director, for assisting in the development of the business plan and for bookkeeping services. Around this same time, we issued 40,000 shares of our common stock to Kristi Peltier for business plan research and marketing research, and 40,000 shares of our common stock to Kristy M. Klein in exchange for similar research services. The total value of the services provided by these individuals was $850. These founders' services were related to our incorporation and to the development of our business plan.


Description of Business
-----------------------

The following business discussion is not intended to imply that we propose to realize each and every business objective, including our anticipated expansion, within the next 12 months. In fact, we anticipate that it will take approximately three years, assuming sufficient funding over that period of time, to fully realize our business plans. We plan to move as quickly as our funding will allow. Our initial focus will be on development of our website and the purchase of necessary equipment. However, our expansion and the speed with which we implement our business plan will depend on the funds we are able to raise. There is no guarantee that we will be able to raise sufficient funds to fully implement our business plan within the next 3 years. However, we do believe that we will be able to move forward with our business plan over the next 12 months if we are able to raise at least $30,000 in this offering. See the discussion on our plan of operation for the next 12 months below for a more detailed discussion.


Our Background.  We were incorporated in Nevada on October 31, 2001.


Our Business. We intend to deliver streaming media services to our customers. Streaming media is a process in which audio, video, and other multimedia can be delivered live or at a preselected time anywhere over the Internet or a company intranet system. Streaming video is the transference of information. Our role will be to facilitate the transfer of that information by use of our services. We will assist the client in transferring information but we will also provide design ideas for the content. We believe that more and more companies are looking to the Internet as a source of information, products and services. We also believe that many companies have established a website presence in order to better market products and services. Some companies attempt to fully develop their websites internally. However, some companies consider outsourcing such services as the most efficient way to develop their websites. We intend to provide those companies with our streaming video services. Streaming video is the process by which audio, video and other multimedia sources can be delivered live or anytime, anywhere over the Internet or over a company's intranet.

We believe that we can design both multicast or unicast enabled networks. A multicast-enabled network will create single data stream that all the viewers will receive. In other words, with a multicast-enabled network, all viewers with access to the video stream will be able to view the video. Unicast-enabled networks allow for streaming media capability over the Internet, such that each viewer can view a unique data stream. In other words, unicast-enabled networks are more personal, with each viewer having access to their own unique video stream. Assuming the necessary funding is available, we will hire qualified individuals to provide the design work. We may hire such individuals as employees or may enter into agreements with independent contractors for such services. Any personal computer can be equipped to stream media over the

Internet, but it needs to be connected to an internet service provider that has the capacity to handle the bandwidth-intensive needs of streaming media designs. Another use for streaming media is the webcast. The webcast is a live, interactive program delivered on the Internet or over a company's intranet, featuring video and/or audio which allow the viewer to participate in the event. Webcasting is a real-time environment that allows people in multiple, distant locations to attend and participate in the event, by means of video synchronized with a PowerPoint presentation. It is also possible to add a chat room or have live questions and answers to the speaker. We anticipate that we will provide our clients with all of these services. We anticipate that most of the time we will charge our clients a fee for use of our streaming media channel. However, we will participate in negotiated contracts if a particular client so desires. We have not generated any revenues to date.

Our Streaming Media Services. We intend to provide our clients with tailored streaming media services, designing this capability to fit the needs of their particular websites. In short, we will design a visual product. The visual product will be the streaming video. We plan to provide our clients with the entire package. Our entire staff will participate in the creative effort . We will also work closely with our clients, remaining sensitive to their needs and design goals. Our initial goal will be to work with our clients to develop a design concept. The design concept will incorporate the specific goals of the client including their business objective. For instance, if a particular client wants to develop streaming video which portrays a sleek, sophisticate image, we will suggest design concepts which further that goal. In contrast, if a particular client wishes to portray a raw, powerful image, we will design a streaming video concept accordingly. The initial goal will be to translate the "personality" of the client to video. The "personality" of the client is the marketing image they wish to depict. We believe that there are numerous applications for this concept, including marketing seminars, corporate communications, shareholder meetings, sales presentations, trade shows, company training, product announcements, customer seminars, panel discussions, customer service, product updates, managers' meetings, continuing education courses, product instructions, and on-line instructional segments. We believe that each business is unique, and therefore, each requires a tailored approach to achieve desired results.

Because the Internet is constantly changing, we believe that website owners are always looking for new and improved technology designed to attract new customers. In order to address this constant need, we intend to research, develop and implement an Internet-based Streaming Media Channel which we anticipate will be available 24 hours a day, 7 days a week. Specifically, we intend to research other companies which have developed streaming media channels. We hope that through such research, we are able to learn the strengths and weaknesses of such services and develop a channel which is more efficient than our competitors' channels. Our proposed website, discussed below, will offer information about our Streaming Media Channel, including, but not limited to, development updates, design changes and samples, when available. We anticipate that we will need to dedicate, if the funds are available, approximately $75,000 to $100,000 for annual expenses associated with the proposed media channel. Such funds will be used for: salary for one full time employee to oversee the development of the channel; purchase of necessary computer equipment; purchase of production equipment; and the purchase of additional working space.

We believe that the media channel will allow an organization to broadcast any message over the Internet at their convenience and discretion. We expect that this channel will give an organization the ability to broadcast a one-time event onto the Internet at short notice and at a reasonable cost. Our proposed system will operate by using existing communications technologies such as the video conferencing phone, satellite or fiber optics connecting from a production facility or office directly to the Streaming Media Channel. Our proposed Streaming Media Channel will use streaming media, but it also allows a client to broadcast live or from videotape. We believe it also can be used for interactive web casting features, such as live questions & answers, instant polling and PowerPoint presentations. We hope to provide high quality streaming video conversions to small and large companies, online agencies, video producers, internet service providers and web developers. Additionally, we hope that our media channel will eventually be used for continuing education for lawyers, accountants and other professionals as we will market our channel to such organizations. We also hope that our media channel will be used for product training, product demonstrations, health and safety training and corporate meetings. Eventually, we believe that revenue from our proposed media channel will provide approximately 50% of our revenues. However, there is no guarantee that we will be able to raise sufficient revenues to develop and establish our proposed media channel.


If we are able to raise capital in this offering, complete our development and generate significant revenues, then we intend to build a production studio, which will be capable of providing complete production services, both on-line and traditional scripted commercials. We expect that this facility will be located in our proposed headquarters in Mandan, North Dakota. We anticipate that this complex will house our management and administrative staff, along with our website maintenance and production staff, and include storage facilities for our equipment.

Our Proposed Website. We anticipate that our website will be developed by the webmaster we intend to hire. We have not decided whether we will need a part time or full time web designer. If we hire a part time website designer, we anticipate we will spend approximately $20,000 a year. If we hire a full time website designer, we anticipate that we will spend approximately $40,000 a year. Whether we hire a full time or part time website designer will depend on our specific website needs. We intend to design a user-friendly website which provides prospective clients with a complete listing of our available services and pages to showcase some of our previous productions. Our website will be our online connection, providing our prospective customers with the ability to view our services and make contact with our marketing staff. With our existing clients' permission, we will also provide links to clients that used, or are using, our services. We intend to hire a marketing staff when, and if, we are able to raise sufficient funding. We hope that we will attract customers to our website because of the streaming media design features we intend to offer on our website. The design features give the streaming video life and tell the story that a client wants to tell. In other words, streaming video, by itself, is just video. Streaming video is given life by the design features. Design features can make streaming video raw and forceful or smooth and sleek. Design features can be manipulated by using black and white video, different types of music, different special effects and varying video speeds, to name just a few. The content of our website will include design examples of streaming video. The client will be able to log on to our website and view examples of streaming video. Depending on the particular goal of the client, they will be able to view examples of different marketing approaches. We will attempt to provide our clients with several different examples of different styles of video. We believe that customers will be attracted to our website because of our interesting videos and design ideas. We also intend to provide information on our proposed Streaming Media Channel on our website. If we are not able to develop interesting and unique design features, our business will be harmed and our ability to attract customers to our proposed website will be hindered.

After the website is operational, we expect to next focus on expanding the scope of our Internet presence. We hope to achieve such expansion by registering with major search engines with the goal of placing our website at the top of search results. This typically requires pre-funding with certain search engines. Specifically, we anticipate that we will hire a company which will assist us in developing a set of key phrases that will increase the appearance of our website when certain Internet searches are conducted. We anticipate that such a company will assist us in developing popular words and phrases which will increase our chance of attracting users to our website. Typically, these companies create optimized web pages, provide consultation on the best search engines, submit our website to major directories, submit the optimized web pages to search engines, and monitor search results to allow for changes in web pages. The cost of such services depends on the number of placements and rank of those placements promised by the service provider. Depending on which company we use, our cost will likely be: Initial Campaign Cost of approximately $4,000; Submission Fees of approximately $1,000; and monthly maintenance and reporting fees of approximately $500. The pre-fund will be the setup cost of approximately $5,000. We do not currently have adequate financial resources to conduct such registration.


In order to develop our website, we intend to hire an individual with experience in website development and maintenance, streamline video production and online marketing programs. We believe that this position will be responsible for developing our proposed website and operating and maintaining the site in a cost-effective manner, as well as placing the finished streamline video products on our customers' websites.

Our Target Markets and Marketing Strategy. We will primarily market our services to small and medium size commercial and corporate entities that desire streaming media features incorporated into their websites, especially those competing in the North Dakota media markets. Specifically, we will first market our services to corporations which have a need for streaming video such as corporations with employees who work from home, corporations with offices in other areas of North Dakota or other states, and event planners who want to stream video of concerts, sporting events and other large events.


We plan to promote our services and attract clients through our proposed website and through radio and television spots in North Dakota media markets. In order to hire a full time marketing representative, we anticipate that we will need to spend approximately $40,000 a year. We also anticipate that we will dedicate, when such funds are available, approximately $50,000 to $100,000 a year to the marketing and promotion of our products and services. We anticipate that when, and if, funds are available, we will schedule television spots on local television channels. We will also attempt to form relationships with local radio stations. If we are successful in forming such relationships, we envision having live conversations with local disc jockeys where we discuss our services and the progress of our proposed Streaming Media Channel. As of the date of this prospectus, we have not negotiated with any television or radio representatives for such advertising. We plan to begin negotiating with television and radio representatives when we are near completion of our proposed website. We will continue to arrange for such advertising after our website is completed.

If we raise sufficient funds in this offering, we will market and promote our services by displaying samples of our online streaming video projects. We also will attempt to enter into arrangements with other websites which will provide links from their website to ours. We also plan to post banner advertising on popular websites. We also plan to promote our business by means of our website, and by registering our site with Internet search engines. Registering our site with search engines will help ensure that our site appears at or near the top of search results in response to specific searches.


Growth Strategy. Our objective is to become a dominant provider of streaming media services. Our strategy is to provide clients with exceptional personal service and high quality streaming media. Key elements of our strategy include:


o Increase our relationships with businesses. We plan to accomplish this by hiring, when funds are available, individuals who will be responsible for contacting businesses which operate on the Internet. We plan on targeting the types of businesses that would benefit most from our services, such as, corporations with satellite offices, event organizers, law firms and other companies with streaming video needs.
o Increase our relationships with third party providers of web products and services. During the time we are raising funds in this offering, we will be increasing our efforts to make initial contact with companies which provide Internet products and services which would complement our proposes service offerings.
o Develop, continue and expand our website. Our proposed website will be our main marketing tool once we it is operational. As discussed above, we plan on featuring examples of streaming video on our website. Our ability to grow our business will depend heavily on our ability to design and develop a user friendly, exciting website.
o Provide additional services for businesses and consumers. We anticipate that, eventually, we will need to develop new products and services in order to keep up with advancements in technology. We have not yet determined what additional products and services will be necessary. However, we will strive to remain ready to adjust to technological advances.
o Pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development. It may be advantageous at some point for us to enter into a partnership with another company whose products or services complement ours. For example, we may decide that it would be more advantageous to purchase a company with an existing Streaming Media Channel rather than develop our own. Likewise, we may find a company which can provide the marketing staff we desire. Finally, we may have a joint venture partner which has the necessary financing to fund portions of our business plan.

In order to fully implement our growth strategy, we anticipate that we will need to spend approximately $100,000 to $150,000 annually on key employee and office staff salary as well as $40,000 to $75,000 annually on day-to-day operating expenses.

Our Intellectual Property. We do not presently own any domain names, copyrights, patents, trademarks, licenses, concessions or royalties. We do not have any patents pending. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing upon the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:


    o    these agreements will not be breached;
    o    we would have adequate remedies for any breach; or
    o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Competition. The market for information services and streaming media design is highly competitive. In order to compete effectively in this industry, a company must provide a wide range of quality services and products at a reasonable cost. We seek to distinguish ourselves by offering customized website and media streaming design services, tailored to each client's particular requirements. We anticipate we will compete with traditional means of disseminating information and with other streaming media designers as well. Also, once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these competitors, whether Internet-based or not, have greater financial and other resources, and more experience in research and development, than we have. In providing our services, we will likely compete with national and international streaming media development services, many of whom operate websites similar to our proposed website. Some of these competitors are VitalStream Streaming Media, Streaming Media World, Streaming Eye Media, Streaming Solutions, Inc., Darwin Streaming Server.

Many of our competitors can offer bundled, value-added or additional services not provided by us. Many may also have greater name recognition. Our competitors may have the luxury of sacrificing profitability in order to capture a greater portion of the market for business consulting activities. They may also be in a position to pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives.

Once our website is operational, we will compete with other Internet-based companies and businesses that have developed and are in the process of developing competing websites and services. We cannot guaranty that other websites or functionally similar services have not been developed or are not in development. Additionally, many of these Internet-based competitors have greater financial and other resources, and more experience in research and development, than we have.

Government Regulation. We are subject to federal, state and local laws and regulations applied to businesses, such as payroll taxes on the state and federal levels. In general, our streaming media products are not subject to licensing or other regulatory requirements. Additionally, Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

Our Research and Development. We are not currently conducting any research and development activities, other than the development of our proposed website. We anticipate that we will conduct website development with the proceeds raised in this offering.


Employees. As of April 26, 2002, we had no employees, other than our officers. We anticipate that we will not hire any additional employees in the next six months unless we raise significant capital in the offering or generate significant revenues.

Facilities. Our executive, administrative and operating offices are located 805 3rd St. SW, Mandan, North Dakota, 58554. We believe that our current facilities are adequate for our current needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------


Liquidity and Capital Resources. We were incorporated on October 31, 2001. We had cash of $3,053 as at November 30, 2001. We believe that our available cash is sufficient to pay our day-to-day expenditures until March 2002. For our initial operating capital, we borrowed $5,000 from Michael Martin, our president, treasurer and a member of our Board of Directors. On January 24, 2002, we executed a promissory note which bears annual interest of 10%. The principal and annual interest are payable in full on no later than January 24, 2004. Other than the terms stated herein, there are no other material terms.


Results of Operations. We have not yet realized any revenue from operations. We anticipate that we will not generate revenues until we begin sales of our products. For the period from October 31, 2001, our date of inception, to November 30, 2001, our total expenses were approximately $683.


Our Plan of Operation for the Next Twelve Months. Within the next 12 months, we plan on moving forward with our business plan. We plan on hiring our core staff, establish our corporate headquarters, launch our website and work with a marketing representative to institute a full scale marketing program. Specifically, we plan on taking the following steps:

    o Complete development of our website. We plan on completing the initial development of our website. Our website will be our online connection to consumers, providing any existing and potential customers with the opportunity to review our product and service offerings and contact with our planned marketing staff. We believe that it will take approximately 3-6 months to complete the development and implementation of our website, depending on available capital. We believe that we will expend approximately $10,000 to $40,000 on fully developing our website and hiring a website developer either part or full time, depending on our needs.

    o Locating a location for our corporate headquarters. During the time that we are developing our website, we plan on locating an appropriate location for our corporate headquarters. Our headquarters will accommodate all of the management and administrative staff as well as the website development personnel and production staff. We plan to secure a location which will accommodate our executive office needs, our planned production studio and equipment storage facilities. We also plan to install computers to provide our management and other planned staff with the necessary tools to implement ideas, manage growth and launch our marketing initiatives. We expect that it will take us approximately 90 days from the date funds are available to secure the necessary location. We anticipate that we will spend approximately $10,000 to $30,000 to locate and secure the necessary facilities for one year.

    o Identifying and hiring additional staff. In order to succeed in our industry, we will have to attract and hire qualified and skilled staff. Depending on the availability of funds, we plan on hiring a website designer, business manager and office clerical staff within the first 60-90 days from the date sufficient funding is available. We believe that we will be able to hire a marketing representative within the next 6 months, assuming that funding is available. We anticipate that we will need to expend approximately $20,000 to $150,000 within the next 12 months on additional staff, depending on the availability of funds.


To implement our business plan during the next twelve months, we will need to purchase computer equipment and begin development of our website. We anticipate that we will use the funds raised in this offering and any revenues generated to purchase computer equipment, fund website development and marketing activities and for working capital. We depend on the proceeds of this offering in order to implement our business plan. We will not be able to purchase the computer equipment and implement our business strategy unless sufficient funds are raised in this offering. In addition, we intend to use the funds raised in this offering for marketing activities. Our failure to market and promote our services will harm our business and future financial performance.

We had cash of $3,053 at November 30, 2001. In the opinion of management, available funds will satisfy our working capital requirements through March 2002. We anticipate that the funds raised in this offering will satisfy our working capital requirements through the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we anticipate that we may need to raise additional capital in addition to the funds raised in this offering. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.


If we do not raise any funds in this offering, we believe that our officers and directors will contribute funds to pay for our expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 770,000 shares of our common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their significant ownership of our common stock. However, none of our officers or directors has committed to pay our expenses nor are any of our officers or directors obligated to pay our expenses. Moreover, none of our officers or directors are obligated to pay our expenses.


We are not currently conducting any research and development activities, other than the development of our proposed website. We anticipate that we will conduct website development with the proceeds raised in this offering. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

          ================================== =========================
          Property                              November 30, 2001
          ---------------------------------- -------------------------
          Cash                                                 $3,053
          ---------------------------------- -------------------------
          Property and Equipment, net*                         $1,939
          ================================== =========================


* Our property and equipment consists of a digital camera and a specialized computer for digital processing. The property and equipment is in new condition.


Our facilities. Our executive, administrative and operating offices are located at 805 3rd Street, SW, Mandan, North Dakota 58554. Michael Martin, our president, treasurer and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement with Mr. Martin and we do not believe that Mr. Martin expects to be paid or reimbursed for providing office facilities.

Certain Relationships and Related Transactions
----------------------------------------------


Michael Martin, our president, treasurer and one of our directors, currently provides office space to us at no charge. Mr. Martin does not expect to be paid or reimbursed for providing office facilities. We do not have a written lease or sublease agreement with Mr. Martin nor has Mr. Martin expressly committed to continue to provide us with office space. However, Mr. Martin has indicated that he will continue to provide us with such office space at no charge until we raise sufficient funds to expand our operations and arrange for a larger space, if necessary.

For our initial operating capital, we borrowed $5,000 from Michael Martin, our president, treasurer and a member of our Board of Directors. On January 24, 2002, we executed a promissory note which bears annual interest of 10%. The principal and annual interest are payable in full on no later than January 24, 2004. Other than the terms stated herein, there are no other material terms.


With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

    o    disclose such transactions in prospectuses where required;
    o disclose in any and all filings with the Securities and Exchange Commission, where required;
    o    obtain disinterested directors' consent; and
    o    obtain shareholder consent where required.

In addition, all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to us that those that can be obtained from unaffiliated third parties.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service; therefore, we are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When and if we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of April 26, 2002, there were five record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act of 1933 for sale by security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.


Our annual meeting of the shareholders shall be held at 11:30 a.m. on the 5th day of November of each year beginning in 2002, at which time there shall be elected by the shareholders of the corporation a Board of Directors for the ensuing year, and the shareholders shall transact such other business as shall properly come before them. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day. A notice signed by any officer of the company or by any person designated by the Board of Directors, which sets forth the place of the annual meeting, shall be personally delivered to each of the shareholders of record, or mailed postage prepaid, at the address as appears on the stock book of the corporation, or if no such address appears in the stock book of the corporation, to his last known address, at least ten (10) days prior to the annual meeting. If a quorum is not present at the annual meeting, the shareholders present, in person or by proxy, may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each shareholder of record at least ten days before such date to which the meeting was adjourned: but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.


Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:



    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
    o    a brief, clear, narrative description of a dealer market, including
         "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o    a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

    o    the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.
These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our president and our other executive officers during the years ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

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
============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                       Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Michael Martin - president, treasurer        2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Keith Miller - vice president, secretary     2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of April 26, 2002, our officers have received no compensation for their services provided to us. We anticipate that our officers will not receive compensation for their services unless we generate significant revenues.

Employment Contracts. At least initially, we do not anticipate entering into employment agreements with our key personnel. We plan on hiring an independent firm on an independent contractor basis to begin the development of our website. If funds are available in the future, we may enter into an employment contract with an individual to further develop and maintain our website. However, we have not determined the specific terms and conditions of such an employment agreement.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. We do not yet have a written stock option plan. The stock option plan, when finalized, will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Other than the condition that options granted pursuant to the stock option plan will not be exercisable after the expiration of five years from the date of grant and that any options granted in the future will not be less than 85% of the fair market value of the common stock at the time of such grant, our Board of Directors has not decided on the specific terms and conditions of the stock option plan. However, when completed, the stock option plan will comply with applicable state and federal rules and regulations.

Financial Statements
--------------------






                              REALISTIC VIDEO INC.


                                December 31, 2001










                               Clyde Bailey, P.C.
                           Certified Public Accountant
                            10924 Vance Jackson #404
                            San Antonio, Texas 78230

CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                  Certified Public Accountant
                                                     10924 Vance Jackson #404
                                                     San Antonio, Texas 78230
                                                         (210) 699-1287(ofc.)
                                         (888) 699-1287  (210) 691-2911 (fax)

                                                                      Member:
                                                  American Institute of CPA's
                                                       Texas Society of CPA's

Board of Directors
Realistic Video Inc.

                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------

I have audited the accompanying balance sheet of Realistic Video Inc. ("Company") as of December 31, 2001 and the related statement of operations, statement of stockholders' equity, and the statement of cash flows from (date of inception) October 31, 2001 to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2001 and the results of its operations and its cash flows for the period from (date of inception) October 31, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has limited operations currently and suffered recurring losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. This is further explained in the notes to financial statements.



                                Clyde Bailey P.C.

San Antonio, Texas
January 30, 2002

                             Realistic Video Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                             As of December 31, 2001

                                   A S S E T S
                                   -----------

    Current Assets
    --------------
        Cash                                                          $           1,636
                                                                      ------------------
               Total Current Assets                                                                    1,636

    Fixed Assets
    ------------
        Equipment                                                                 1,939
        Acumulated Depreciation                                                     (32)
                                                                      ------------------
               Total Fixes Assets                                                                      1,907
                                                                                           ------------------
               Total Assets                                                                $           3,543
                                                                                           ==================

                              L I A B I L I T I E S
                              ---------------------

    Current Liabilities
    -------------------
        Note Payable                                                                  -
                                                                      ------------------

               Total Current Liabilities                                                                   -
                                                                                           ------------------
    Long-Term Liabilities
    ---------------------
        Note Payable                                                              5,000
                                                                      ------------------
               Total Liabilities                                                                       5,000

        Commitments and Contingencies                                                                      -

                      S T O C K H O L D E R S ' E Q U I T Y
                      -------------------------------------

    Preferred Stock                                                                                        -
      10,000,000 authorized shares, par value $.001
      no shares issued and outstanding
    Common Stock                                                                                         850
      65,000,000 authorized shares, par value $.001
      850,000 shares issued and outstanding

    Additional Paid-in-Capital                                                                             -
    Deficit accumulated during the development period                                                 (2,307)
                                                                                           ------------------
               Total Stockholders' Equity (Deficit)                                                   (1,457)
                                                                                           ------------------
               Total Liabilities and Stockholders' Equity                                  $           3,543
                                                                                           ==================





                The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations


                                                         --------------------
                                                            From 10/31/01
                                                              (Inception)
                                                           to December 31
                                                         --------------------
                                                                2001
                                                         --------------------
Revenues:
---------
       Revenues                                          $                 -
                                                         --------------------
            Total Revenues                               $                 -

Expenses:
       Consulting Services                                               850
       Depreciation Expense                                               32
       Operating Expenses                                              1,425
                                                         --------------------
            Total Expenses                                             2,307

            Net Income (Loss) from Operations            $            (2,307)

Provision for Income Taxes:

       Income Tax Benefit                                                  -
                                                         --------------------
            Net Income (Loss)                            $            (2,307)
                                                         ====================
Basic and Diluted Loss Per Common Share                                (0.00)
                                                         --------------------
Weighted Average number of Common Shares                             850,000
                                                         ====================
       used in per share calculations




                The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                        Statement of Stockholders' Equity
                             As of December 31, 2001

                                                                                                Deficit
                                                                                             Accumulated
                                                             $0.001          Paid-In           during the           Stockholders'
                                              Shares       Par Value         Capital       development period          Equity
                                         --------------   ------------  -----------------  --------------------  -----------------
Balance, October 31, 2001(Inception)                 -    $         -   $              -   $                 -   $              -

Stock Issuance for Services                    850,000            850                  -                                      850

Net Income  (Loss)                                                                                      (2,307)            (2,307)
                                         --------------   ------------  -----------------  --------------------  -----------------

Balance, December 31, 2001                     850,000            850                  -                (2,307)            (1,457)
                                         =========================================================================================






                The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows


                                                               ---------------
                                                                 From 10/31/01
                                                                 (Inception)
                                                                to December 31
                                                               ---------------
                                                                     2001
                                                               ---------------
Cash Flows from Operating Activities:
-------------------------------------

       Net Income (Loss)                                       $        (2,307)

       Changes in operating assets and liabilities:
               Depreciation Expense                                         32
               Stock Issued for Founders Services                          850
                                                               ---------------
               Total Adjustments                                           882
                                                               ---------------
Net Cash (Used in) Provided From  Operating Activities         $        (1,425)

Cash Flows from Investing Activities:
-------------------------------------

       Capital Expenditures                                             (1,939)
                                                               ---------------
Net Cash Used in Investing Activities                          $        (1,939)
                                                               ---------------
Cash Flows from Financing Activities:
-------------------------------------

       Note Payable                                                      5,000
       Common Stock                                                          -
                                                               ---------------

Net Cash Provided for Financing Activities                     $         5,000
                                                               ---------------
Net Increase (Decrease) in Cash                                $         1,636

Cash Balance,  Begin Period                                                  -
                                                               ---------------
Cash Balance,  End Period                                      $         1,636
                                                               ===============
Supplemental Disclosures:
       Cash Paid for interest                                  $             -
       Cash Paid for income taxes                              $             -
       Stock Issued for Services                                           850








                The accompanying notes are integral part of the
                       consolidated financial statements.

                              Realistic Video Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements

Note 1  -  Summary of Significant Accounting Policies
-----------------------------------------------------

Organization
------------

Realistic Video Inc. ("the Company") was incorporated under the laws of the State of Nevada on October 31, 2001 for the purpose to promote and carry on any lawful business for which a corporation may be incorporated under the laws of the State of Nevada. The company has a total of 75,000,000 authorized shares with a par value of $.001 per share and with 850,000 shares issued and outstanding as of November 30, 2001. The Company has designation 10,000,000 as preferred stock and 65,000,000 as common stock. Both classes of stock have a par value of $.001. The fiscal year end will be June 30.

Development Stage Enterprise
----------------------------

The Company is a development stage enterprise, as defined in Financial Accounting Standards Board No. 7. The Company is devoting all of its present efforts in securing and establishing a new business, and its planned principal operations have not commenced, and, accordingly, no revenue has been derived during the organizational period.

Federal Income Tax
------------------

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              Realistic Video Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Accounting Method
-----------------

The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

Earnings per Common Share
-------------------------

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year. There is no potential dilutive securities outstanding and, as a result, the basic and diluted earnings per share are the same.

Comprehensive Income
--------------------

Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                              Realistic Video Inc.
                        (a Development Stage Enterprise)
                          Notes to Financial Statements


Note 1  -  Summary of Significant Accounting Policies (con't
------------------------------------------------------------

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.

Goodwill and Other Intangible Assets
------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statements of Financial Standards ("SFAS") No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 established accounting and reporting standards for business combinations and eliminates the pooling-of-interests method of accounting for combinations for those combinations initiated after July 1, 2001. SFAS No, 141 also includes new criteria to recognize intangible assets separately from goodwill. SFAS No. 142 establishes the accounting and reporting standards from goodwill and intangible lives. Goodwill and intangibles with indefinite lives will no longer be amortized, but, alternatively will be reviewed periodically for indicators of impairment. Separate intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company does not anticipate that the adoption of SFAS No. 141 and SFAS No. 142 will have a significant effect on its results of operations or financial position.

Note 2  -  Common Stock
------------------------

A total of 850,000 shares of common stock were issued at the organization of the Company. The Company issued 850,000 shares of common stock to individuals as founders and expensed as consulting fees for a total of $850. The common stock was valued at par value ($.001) because the Company has not commenced operations and the stock is not being traded.

                              Realistic Video Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements


Note 3  -  Related Parties
--------------------------

The Company has significant related party transactions and/or relationships with the principle officer and shareholder, Michael Martin and Keith Miller in the form of the initial stock issuance for services.

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Income Taxes
---------------------

No tax benefit has been recorded because, based on the weight of available evidence, it is more likely than not that such tax benefit will not be realized.

Note 5  -  Going Concern
------------------------

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The stockholders/officers and or directors have committed to advancing operating costs of the Company interest free. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's plan during the next months are as follows:

"To implement our business plan during the next twelve months, we will need to purchase computer equipment and begin development of our website. We anticipate that we will use the funds raised in this offering and any revenues generated to purchase computer equipment, fund website development and marketing activities and for working capital. We depend on the proceeds of this offering in order to implement our business plan. We will not be able to purchase the computer equipment and implement our business strategy unless sufficient funds are raised in this offering. In addition, we intend to use the funds raised in this offering for

                              Realistic Video Inc.
                        (a Development State Enterprise)
                          Notes to Financial Statements

Note 5  -  Going Concern (con't)
--------------------------------

marketing activities. Our failure to market and promote our services will harm our business and future financial performance. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 770,000 shares of our common stock. We believe that our officers and directors will continue to pay our expenses as long as they maintain their significant ownership of our common stock."

Note 6 - Note Payable
---------------------

An unrelated individual has loaned the Company $5,000 as operating capital. The note is dated November 12, 2001 and calls for an interest rate of 10% and has a maturity date of November 12, 2003.


Note 7  -  Subsequent Events
----------------------------

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In November 2001, our Board of Directors appointed Clyde Bailey P.C., independent accountant, to audit our financials statements from October 31, 2001, our date of formation, through November 30, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from October 31, 2001, our date of formation, through November 30, 2001, appearing in this prospectus which is part of a registration statement have been audited by Clyde Bailey P.C., independent accountant, and are included in reliance upon such reports given upon the authority of Clyde Bailey P.C. as experts in accounting and auditing.

Additional Information
----------------------

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Twelfth of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability for:

    o acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or
    o the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately               $119.50
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $7,500.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $3,000.00
======================================== ==================== ===============


Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


In November 2001, we issued 300,000 shares of our common stock to Michael Martin, our president, treasurer and one of our directors, in consideration for overseeing our day-to-day activities and assisted us in formulating our business plan. In November 2001, we also issued 300,000 shares of our common stock to Keith Miller, our vice president, secretary and one of our directors, in consideration for assisting in the management of the company and bookkeeping services. He also assisted in the formulation of the business plan. In November 2001, we also issued 170,000 shares of our common stock to Deborah A. Hermanson, our director, for assisting in the development of the business plan and for bookkeeping services. Around this same time, we issued 40,000 shares of our common stock to Kristi Peltier for business plan research and marketing research, and 40,000 shares of our common stock to Kristy M. Klein in exchange for similar research services. The total value of the services provided by these individuals was $850. These founders' services were related to our incorporation and to the development of our business plan. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------
1.         Underwriting Agreement (not applicable)

3.1        Articles of Incorporation*

3.2        Bylaws*

5.         Opinion Re: Legality*

8.         Opinion Re: Tax Matters (not applicable)

11.        Statement Re: Computation of Per Share Earnings**

15.        Letter on unaudited interim financial information (not applicable)

23.1       Consent of Auditors

23.2       Consent of Counsel*



* Included as an attachment to the original filing on Form SB-2 filed on January 8, 2002
**   Included in the Financial Statements.


Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                          (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Bismarck, State of North Dakota, on April 26, 2002.


                                                Realistic Video, Inc.,
                                                a Nevada corporation


                                                /s/ Michael Martin
                                                ------------------------------
                                                Michael Martin
                                                president, treasurer, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ Michael Martin                          April 26, 2002
------------------------------------
Michael Martin
president, treasurer, director


/s/ Keith Miller                            April 26, 2002
------------------------------------
Keith Miller
vice president, secretary, director


/s/ Deborah A. Hermanson                    April 26, 2002
------------------------------------
Deborah A. Hermanson
director